Exhibit 99.2

CITIGROUP -- QUARTERLY FINANCIAL DATA SUPPLEMENT	1Q21

Page
Citigroup
Financial Summary	1
Consolidated Statement of Income	2
Consolidated Balance Sheet	3
Segment Detail
Net Revenues	4
Income, Regional Average Assets and ROA	5

Global Consumer Banking (GCB)	6
Retail Banking and Cards Key Indicators	7
North America	8 - 10
Latin America(1)	11 - 12
Asia(2)	13 - 14
Institutional Clients Group (ICG)	15
Revenues by Business	16
Corporate / Other	17

Citigroup Supplemental Detail
Average Balances and Interest Rates	18
Deposits	19
EOP Loans	20
Consumer Loan Delinquencies and Ratios
90+ Days	21
30-89 Days	22
Allowance for Credit Losses on Loans and Unfunded Lending Commitments	23 - 24
Components of Provision for Credit Losses on Loans	25
Non-Accrual Assets	26
CET1 Capital and Supplementary Leverage Ratios, Tangible Common Equity,	27
Book Value Per Share and Tangible Book Value Per Share

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

CITIGROUP FINANCIAL SUMMARY

(In millions of dollars, except per share amounts and as otherwise noted)

	1Q	2Q	3Q	4Q	1Q	1Q21 Increase/ (Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20
Total revenues, net of interest expense	$20,731	$19,766	$17,302	$16,499	$19,327	17%	(7%)
Total operating expenses	10,643	10,460	10,964	11,104	11,073	-	4%
Net credit losses (NCLs)	2,059	2,161	1,919	1,472	1,748	19%	(15%)
Credit reserve build / (release) for loans	4,318	5,829	12	(1,848)	(3,227)	(75%)	NM
Provision / (release) for unfunded lending commitments	557	113	424	352	(626)	NM	NM
Provisions for benefits and claims, HTM debt securities and other assets	26	94	29	(22)	50	NM	92%
Provisions for credit losses and for benefits and claims	6,960	8,197	2,384	(46)	(2,055)	NM	NM
Income from continuing operations before income taxes	3,128	1,109	3,954	5,441	10,309	89%	NM
Income taxes(3)	580	52	777	1,116	2,332	NM	NM
Income from continuing operations	2,548	1,057	3,177	4,325	7,977	84%	NM
Income (loss) from discontinued operations, net of taxes	(18)	(1)	(7)	6	(2)	NM	89%
Net income before noncontrolling interests	2,530	1,056	3,170	4,331	7,975	84%	NM
Net income (loss) attributable to noncontrolling interests	(6)	-	24	22	33	50%	NM
Citigroup's net income	$2,536	$1,056	$3,146	$4,309	$7,942	84%	NM

Diluted earnings per share(2):
Income from continuing operations	$1.06	$0.38	$1.36	$1.92	$3.62	89%	NM
Citigroup's net income	$1.06	$0.38	$1.36	$1.92	$3.62	89%	NM
Shares (in millions)(2):
Average basic	2,097.9	2,081.7	2,081.8	2,081.9	2,082.0	-	(1%)
Average diluted	2,113.7	2,084.3	2,094.3	2,095.7	2,096.6	-	(1%)
Common shares outstanding, at period end	2,081.8	2,081.9	2,082.0	2,082.1	2,067.0	(1%)	(1%)

Preferred dividends	$291	$253	$284	$267	$292	9%	-

Income allocated to unrestricted common shareholders - basic
Income from continuing operations	$2,242	$793	$2,851	$4,014	$7,586	89%	NM
Citigroup's net income	$2,224	$792	$2,844	$4,020	$7,584	89%	NM

Income allocated to unrestricted common shareholders – diluted(2)
Income from continuing operations	$2,249	$793	$2,858	$4,021	$7,593	89%	NM
Citigroup's net income	$2,231	$792	$2,851	$4,027	$7,591	89%	NM

Regulatory capital ratios and performance metrics(3):
Common Equity Tier 1 (CET1) Capital ratio(4)(5)	11.11%	11.50%	11.66%	11.73%	11.7%
Tier 1 Capital ratio(4)(5)	12.54%	12.98%	13.15%	13.31%	13.4%
Total Capital ratio(4)(5)	14.97%	15.45%	15.54%	15.61%	15.6%
Supplementary Leverage ratio (SLR)(4)(5)(6)	5.96%	6.64%	6.82%	7.00%	7.0%
Return on average assets	0.49%	0.19%	0.55%	0.75%	1.39%
Return on average common equity	5.2%	1.8%	6.5%	9.1%	17.2%
Efficiency ratio (total operating expenses/total revenues, net)	51.3%	52.9%	63.4%	67.3%	57.3%

Balance sheet data (in billions of dollars, except per share amounts)(3):
Total assets	$2,220.1	$2,232.8	$2,234.5	$2,260.1	$2,314.3	2%	4%
Total average assets	2,079.7	2,266.6	2,259.4	2,299.3	2,316.8	1%	11%
Total deposits	1,184.9	1,233.7	1,262.6	1,280.7	1,301.0	2%	10%
Citigroup's stockholders' equity	192.7	191.7	193.9	199.4	202.5	2%	5%
Book value per share	83.92	83.45	84.48	86.43	88.18	2%	5%
Tangible book value per share(7)	71.69	71.20	71.95	73.67	75.50	2%	5%

Direct staff (in thousands)	201	204	209	210	211	-	5%

(1)

In 4Q20, Citi revised the 2Q20 accounting conclusion from a "change in accounting estimate effected by a change in accounting principle" to a "change in accounting principle", which requires an adjustment to January 1, 2020 opening retained earnings, rather than net income. As a result, Citi`s full year and quarterly results for 2020 have been revised to reflect this change as if it were effective as of January 1, 2020. Citi recorded an increase to its beginning retained earnings on January 1, 2020 of $330 million and a decrease of $443 million in its allowance for credit losses on loans, as well as a $113 million increase in Other assets related to income taxes, and recorded a decrease of $18 million ($7 million in GCB NA Citi-branded cards, ($16) million in GCB NA Citi retail services, $9 million in GCB Latin America, and ($18) million in GCB Asia ) to its provisions for credit losses on loans in 1Q20 and increase of $339 million ($182 million in GCB NA Citi-branded cards, $158 million in GCB NA Citi retail services, $7 million in GCB Latin America, and $(8) million in GCB Asia), and $122 million ($3 million in GCB NA Citi-branded cards, $50 million in GCB Latin America, and $69 million in GCB Asia) to its provisions for credit losses on loans in 2Q20 and 3Q20, respectively. In addition, Citi`s operating expenses increased by $49 million ($14 million in GCB NA Citi-branded cards, $22 million in GCB NA Citi retail services, $6 million in GCB Latin America, and $7 million in GCB Asia), and $45 million, ($15 million in GCB NA Citi-branded cards, $21 million in GCB NA Citi retail services, $4 million in GCB Latin America, and $5 million in GCB Asia) with a corresponding decrease in net credit losses, in 1Q20 and 2Q20, respectively.

(2)

Certain securities are excluded from the second quarter of 2020 diluted EPS calculation because they were anti-dilutive. Year-to-date EPS will not equal the sum of the individual quarters because the year-to-date EPS calculation is a separate calculation.

(3) 1Q21 is preliminary.

(4)

Citi's reportable CET1 Capital, Tier 1 Capital and Total Capital ratios were derived under the U.S. Basel III Advanced Approaches framework for all periods presented. The reportable ratios represent the lower of each of the three risk-based capital ratios (CET1 Capital, Tier 1 Capital and Total Capital) under both the Standardized Approach and the Advanced Approaches under the Collins Amendment. For the composition of Citi's CET1 Capital and ratio, see page 27.

(5)

Citi has elected to apply the modified transition provision related to the impact of the CECL accounting standard on regulatory capital, as provided by the U.S. banking agencies’ September 2020 final rule. For additional information, see "Capital Resources" in Citi's 2020 Form 10-K.

(6) For the composition of Citi's SLR, see page 27.
(7) Tangible book value per share is a non-GAAP financial measure. For a reconciliation of this measure to reported results, see page 27.

Note: Ratios and variance percentages are calculated based on the displayed amounts. Due to averaging and roundings, quarterly earnings per share may not sum to the YTD totals.
NM Not meaningful.
Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME

(In millions of dollars)

	1Q	2Q	3Q	4Q	1Q	1Q21 Increase/ (Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20

Revenues
Interest revenue	$17,139	$14,589	$13,314	$13,047	$12,534	(4%)	(27%)
Interest expense	5,647	3,509	2,821	2,564	2,368	(8%)	(58%)
Net interest revenue	11,492	11,080	10,493	10,483	10,166	(3%)	(12%)

Commissions and fees	3,021	2,933	2,753	2,678	3,670	37%	21%
Principal transactions	5,261	4,157	2,508	1,959	3,913	100%	(26%)
Administrative and other fiduciary fees	854	819	892	907	961	6%	13%
Realized gains (losses) on investments	432	748	304	272	401	47%	(7%)
Impairment losses on investments and other assets	(55)	(69)	(30)	(11)	(69)	NM	(25%)
Provision for credit losses on AFS debt securities(2)	-	(8)	4	1	-	(100%)	-
Other revenue (loss)	(274)	106	378	210	285	36%	NM
Total non-interest revenues	9,239	8,686	6,809	6,016	9,161	52%	(1%)
Total revenues, net of interest expense	20,731	19,766	17,302	16,499	19,327	17%	(7%)

Provisions for credit losses and for benefits and claims
Net credit losses	2,059	2,161	1,919	1,472	1,748	19%	(15%)
Credit reserve build / (release) for loans	4,318	5,829	12	(1,848)	(3,227)	(75%)	NM
Provision for credit losses on loans	6,377	7,990	1,931	(376)	(1,479)	NM	NM
Provision for credit losses on held-to-maturity (HTM) debt securities	6	31	(16)	(14)	(11)	21%	NM
Provision for credit losses on other assets	(4)	48	(13)	(24)	9	NM	NM
Policyholder benefits and claims	24	15	58	16	52	NM	NM
Provision for credit losses on unfunded lending commitments	557	113	424	352	(626)	NM	NM
Total provisions for credit losses and for benefits and claims	6,960	8,197	2,384	(46)	(2,055)	NM	NM

Operating expenses
Compensation and benefits	5,654	5,624	5,595	5,341	6,001	12%	6%
Premises and equipment	565	562	575	631	576	(9%)	2%
Technology / communication	1,723	1,741	1,891	2,028	1,852	(9%)	7%
Advertising and marketing	328	299	238	352	270	(23%)	(18%)
Other operating	2,373	2,234	2,665	2,752	2,374	(14%)	-
Total operating expenses	10,643	10,460	10,964	11,104	11,073	-	4%

Income from continuing operations before income taxes	3,128	1,109	3,954	5,441	10,309	89%	NM
Provision for income taxes	580	52	777	1,116	2,332	NM	NM

Income (loss) from continuing operations	2,548	1,057	3,177	4,325	7,977	84%	NM
Discontinued operations
Income (loss) from discontinued operations	(18)	(1)	(7)	6	(2)	NM	89%
Provision (benefit) for income taxes	-	-	-	-	-	-	-
Income (loss) from discontinued operations, net of taxes	(18)	(1)	(7)	6	(2)	NM	89%

Net income before noncontrolling interests	2,530	1,056	3,170	4,331	7,975	84%	NM

Net income (loss) attributable to noncontrolling interests	(6)	-	24	22	33	50%	NM
Citigroup's net income	$2,536	$1,056	$3,146	$4,309	$7,942	84%	NM

(1)	See footnote1 on page 1.
(2)	In accordance with ASC 326.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						1Q21 Increase/
	March 31,	June 30,	September 30,	December 31,	March 31,	(Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021(2)	4Q20	1Q20
Assets
Cash and due from banks (including segregated cash and other deposits)	$23,755	$22,889	$25,308	$26,349	$26,204	(1%)	10%
Deposits with banks, net of allowance	262,165	286,884	298,387	283,266	298,478	5%	14%
Securities borrowed and purchased under agreements to resell, net of allowance	262,536	282,917	289,358	294,712	315,072	7%	20%
Brokerage receivables, net of allowance	68,555	51,633	51,610	44,806	60,465	35%	(12%)
Trading account assets	365,000	362,311	348,209	375,079	360,659	(4%)	(1%)
Investments
Available-for-sale debt securities, net of allowance	308,219	342,256	343,690	335,084	304,036	(9%)	(1%)
Held-to-maturity debt securities, net of allowance	82,315	83,332	96,065	104,943	161,742	54%	96%
Equity securities	8,349	7,665	7,769	7,332	7,181	(2%)	(14%)
Total investments	398,883	433,253	447,524	447,359	472,959	6%	19%
Loans, net of unearned income
Consumer	288,430	281,113	280,025	288,839	274,034	(5%)	(5%)
Corporate	432,590	404,179	386,886	387,044	391,954	1%	(9%)
Loans, net of unearned income	721,020	685,292	666,911	675,883	665,988	(1%)	(8%)
Allowance for credit losses on loans (ACLL)	(20,380)	(26,298)	(26,426)	(24,956)	(21,638)	13%	(6%)
Total loans, net	700,640	658,994	640,485	650,927	644,350	(1%)	(8%)
Goodwill	21,264	21,399	21,624	22,162	21,905	(1%)	3%
Intangible assets (including MSRs)	4,560	4,451	4,804	4,747	4,741	-	4%
Other assets, net of allowance	112,756	108,068	107,150	110,683	109,433	(1%)	(3%)
Total assets	$2,220,114	$2,232,799	$2,234,459	$2,260,090	$2,314,266	2%	4%

Liabilities
Non-interest-bearing deposits in U.S. offices	$113,371	$115,386	$121,183	$126,942	$138,192	9%	22%
Interest-bearing deposits in U.S. offices	462,327	490,823	497,487	503,213	497,335	(1%)	8%
Total U.S. deposits	575,698	606,209	618,670	630,155	635,527	1%	10%
Non-interest-bearing deposits in offices outside the U.S.	85,439	87,479	94,208	100,543	101,662	1%	19%
Interest-bearing deposits in offices outside the U.S.	523,774	539,972	549,745	549,973	563,786	3%	8%
Total international deposits	609,213	627,451	643,953	650,516	665,448	2%	9%

Total deposits	1,184,911	1,233,660	1,262,623	1,280,671	1,300,975	2%	10%
Securities loaned and sold under agreements to resell	222,324	215,722	207,227	199,525	219,168	10%	(1%)
Brokerage payables	74,368	60,567	54,328	50,484	60,907	21%	(18%)
Trading account liabilities	163,995	149,264	146,990	168,027	179,117	7%	9%
Short-term borrowings	54,951	40,156	37,439	29,514	32,087	9%	(42%)
Long-term debt	266,098	279,775	273,254	271,686	256,335	(6%)	(4%)
Other liabilities(3)	60,141	61,269	58,003	59,983	62,404	4%	4%
Total liabilities	$2,026,788	$2,040,413	$2,039,864	$2,059,890	$2,110,993	2%	4%

Equity
Stockholders' equity
Preferred stock	$17,980	$17,980	$17,980	$19,480	$20,280	4%	13%
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	107,550	107,668	107,764	107,846	107,694	-	-
Retained earnings	163,782	163,515	165,303	168,272	174,816	4%	7%
Treasury stock, at cost	(64,147)	(64,143)	(64,137)	(64,129)	(65,261)	(2%)	(2%)
Accumulated other comprehensive income (loss) (AOCI)	(32,521)	(33,345)	(33,065)	(32,058)	(35,011)	(9%)	(8%)
Total common equity	$174,695	$173,726	$175,896	$179,962	$182,269	1%	4%

Total Citigroup stockholders' equity	$192,675	$191,706	$193,876	$199,442	$202,549	2%	5%
Noncontrolling interests	651	680	719	758	724	(4%)	11%
Total equity	193,326	192,386	194,595	200,200	203,273	2%	5%
Total liabilities and equity	$2,220,114	$2,232,799	$2,234,459	$2,260,090	$2,314,266	2%	4%

(1)	See footnote1 on page 1.
(2)	Preliminary.
(3)	Includes allowance for credit losses for unfunded lending commitments. See page 23 for amounts by period.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

NET REVENUES

(In millions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20
Global Consumer Banking
North America	$5,224	$4,742	$4,527	$4,655	$4,428	(5%)	(15%)
Latin America	1,199	1,050	1,027	1,096	1,008	(8%)	(16%)
Asia(1)	1,751	1,547	1,619	1,554	1,601	3%	(9%)
Total	8,174	7,339	7,173	7,305	7,037	(4%)	(14%)

Institutional Clients Group
North America	4,947	4,987	3,920	3,331	4,898	47%	(1%)
EMEA	3,470	3,392	3,085	2,867	3,713	30%	7%
Latin America	1,418	1,207	1,141	1,072	1,136	6%	(20%)
Asia	2,649	2,551	2,207	2,009	2,473	23%	(7%)
Total	12,484	12,137	10,353	9,279	12,220	32%	(2%)

Corporate / Other	73	290	(224)	(85)	70	NM	(4%)

Total Citigroup - net revenues	$20,731	$19,766	$17,302	$16,499	$19,327	17%	(7%)

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

INCOME

(In millions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20
Income (loss) from continuing operations

Global Consumer Banking
North America	$(916)	$(721)	$690	$1,006	$1,857	85%	NM
Latin America	(29)	13	117	176	53	(70%)	NM
Asia (2)	204	50	167	117	264	NM	29%
Total	(741)	(658)	974	1,299	2,174	67%	NM

Institutional Clients Group
North America	896	660	1,058	847	2,798	NM	NM
EMEA	1,035	493	893	906	1,476	63%	43%
Latin America	526	(194)	108	966	646	(33%)	23%
Asia	1,169	921	860	654	1,052	61%	(10%)
Total	3,626	1,880	2,919	3,373	5,972	77%	65%

Corporate / Other	(337)	(165)	(716)	(347)	(169)	51%	50%

Income from continuing operations	$2,548	$1,057	$3,177	$4,325	$7,977	84%	NM

Discontinued operations	(18)	(1)	(7)	6	(2)	NM	89%

Net income attributable to noncontrolling interests	(6)	-	24	22	33	50%	NM

Total Citigroup - net income	$2,536	$1,056	$3,146	$4,309	$7,942	84%	NM

Average assets (in billions)
North America	$1,113	$1,256	$1,245	$1,262	$1,261	-	13%
EMEA(2)	378	412	412	419	434	4%	15%
Latin America	129	128	129	129	124	(4%)	(4%)
Asia(2)	366	378	380	393	407	4%	11%
Corporate / Other	94	93	93	96	91	(5%)	(3%)
Total	$2,080	$2,267	$2,259	$2,299	$2,317	1%	11%

Return on average assets (ROA) on net income (loss)
North America	0.00%	(0.02%)	0.56%	0.58%	1.50%
EMEA(2)	1.09%	0.48%	0.84%	0.85%	1.34%
Latin America	1.55%	(0.57%)	0.69%	3.52%	2.29%
Asia(2)	1.51%	1.04%	1.08%	0.78%	1.31%
Corporate / Other	(1.50%)	(0.70%)	(3.09%)	(1.42%)	(0.76%)
Total	0.49%	0.19%	0.55%	0.75%	1.39%

(1)	See footnote1 on page 1.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20
Net interest revenue	$7,072	$6,534	$6,251	$6,343	$5,953	(6%)	(16%)
Non-interest revenue	1,102	805	922	962	1,084	13%	(2%)
Total revenues, net of interest expense	8,174	7,339	7,173	7,305	7,037	(4%)	(14%)
Total operating expenses	4,417	4,058	4,217	4,511	4,396	(3%)	-
Net credit losses on loans	1,934	1,842	1,598	1,272	1,580	24%	(18%)
Credit reserve build / (release) for loans	2,811	2,299	34	(193)	(1,806)	NM	NM
Provision for credit losses on unfunded lending commitments	(1)	-	5	(4)	-	100%	100%
Provisions for benefits and claims, HTM debt securities and other assets	20	38	45	2	35	NM	75%
Provisions for credit losses and for benefits and claims (PBC)	4,764	4,179	1,682	1,077	(191)	NM	NM
Income (loss) from continuing operations before taxes	(1,007)	(898)	1,274	1,717	2,832	65%	NM
Income taxes (benefits)	(266)	(240)	300	418	658	57%	NM
Income (loss) from continuing operations	(741)	(658)	974	1,299	2,174	67%	NM
Noncontrolling interests	(1)	(2)	-	(1)	(3)	NM	NM
Net income (loss)	$(740)	$(656)	$974	$1,300	$2,177	67%	NM
EOP assets (in billions)	$403	$423	$435	$434	$439	1%	9%
Average assets (in billions)	406	418	$434	$447	439	(2%)	8%
Return on average assets	(0.73%)	(0.63%)	0.89%	1.16%	2.01%
Efficiency ratio	54%	55%	59%	62%	62%

Net credit losses as a % of average loans	2.68%	2.73%	2.33%	1.83%	2.36%

Revenue by business
Retail banking	$3,046	$2,836	$2,916	$2,936	$2,844	(3%)	(7%)
Cards (2)	5,128	4,503	4,257	4,369	4,193	(4%)	(18%)
Total	$8,174	$7,339	$7,173	$7,305	$7,037	(4%)	(14%)

Net credit losses on loans by business
Retail banking	$230	$200	$190	$185	$274	48%	19%
Cards (2)	1,704	1,642	1,408	1,087	1,306	20%	(23%)
Total	$1,934	$1,842	$1,598	$1,272	$1,580	24%	(18%)

Income from continuing operations by business
Retail banking	$127	$71	$312	$234	$261	12%	NM
Cards (2)	(868)	(729)	662	1,065	1,913	80%	NM
Total	$(741)	$(658)	$974	$1,299	$2,174	67%	NM

Foreign currency (FX) translation impact
Total revenue - as reported	$8,174	$7,339	$7,173	$7,305	$7,037	(4%)	(14%)
Impact of FX translation (3)	69	175	104	2	-
Total revenues - Ex-FX (3)	$8,243	$7,514	$7,277	$7,307	$7,037	(4%)	(15%)

Total operating expenses – as reported	$4,417	$4,058	$4,217	$4,511	$4,396	(3%)	-
Impact of FX translation (3)	44	105	66	3	-
Total operating expenses - Ex-FX (3)	$4,461	$4,163	$4,283	$4,514	$4,396	(3%)	(1%)

Total provisions for credit losses & PBC - as reported	$4,764	$4,179	$1,682	$1,077	$(191)	NM	NM
Impact of FX translation (3)	20	73	16	-	-
Total provisions for credit losses & PBC - Ex-FX (3)	$4,784	$4,252	$1,698	$1,077	$(191)	NM	NM

Net income (loss) – as reported	$(740)	$(656)	$974	$1,300	$2,177	67%	NM
Impact of FX translation (3)	3	(4)	15	(1)	-
Total net income (loss) - Ex-FX (3)	$(737)	$(660)	$989	$1,299	$2,177	68%	NM

(1)	See footnote1 on page 1.
(2)	Includes both Citi-Branded Cards and Citi Retail Services.
(3)

Reflects the impact of foreign currency (FX) translation into U.S. dollars at the first quarter of 2021 average exchange rates for all periods presented. Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20
Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	2,336	2,329	2,323	2,305	2,241	(3%)	(4%)
Accounts (in millions)	55.9	55.5	55.5	53.7	52.9	(1%)	(5%)
Average deposits	$290.1	$301.9	$319.8	$333.2	$345.3	4%	19%
Investment sales	29.6	25.6	30.2	29.2	38.4	32%	30%
Investment assets under management (AUMs):
AUMS	138.1	153.9	163.5	180.8	183.2	1%	33%
AUMs related to the LATAM retirement services business	29.1	33.0	35.9	40.8	39.2	(4%)	35%
Total AUMs	$167.2	$186.9	$199.4	$221.6	$222.4	-	33%
Average loans	123.1	121.8	125.6	127.6	127.4	-	3%
EOP loans:
Mortgages	$83.6	$86.0	$87.5	$88.9	$86.7	(2%)	4%
Personal, small business and other	36.6	37.6	38.3	40.1	39.1	(2%)	7%
EOP loans	$120.2	$123.6	$125.8	$129.0	$125.8	(2%)	5%

Total net interest revenue (in millions)(1)	$1,981	$1,918	$1,898	$1,900	$1,778	(6%)	(10%)
As a % of average loans	6.47%	6.33%	6.01%	5.92%	5.66%

Net credit losses on loans (in millions)	$230	$200	$190	$185	$274	48%	19%
As a % of average loans	0.75%	0.66%	0.60%	0.58%	0.87%
Loans 90+ days past due (in millions)(2)	$429	$497	$497	$632	$598	(5%)	39%
As a % of EOP loans	0.36%	0.40%	0.40%	0.49%	0.48%
Loans 30-89 days past due (in millions)(2)	$794	$918	$786	$860	$662	(23%)	(17%)
As a % of EOP loans	0.66%	0.75%	0.63%	0.67%	0.53%

Cards key indicators (in millions of dollars, except as otherwise noted)
EOP open accounts (in millions)	137.3	134.6	132.8	131.8	130.2	(1%)	(5%)
Purchase sales (in billions)	$127.6	$108.3	$127.1	$141.9	$128.3	(10%)	1%

Average loans (in billions)(3)	167.2	149.7	146.8	148.5	144.3	(3%)	(14%)
EOP loans (in billions)(3)	159.1	149.0	146.6	153.1	142.1	(7%)	(11%)
Average yield(4)	13.59%	13.40%	12.83%	12.65%	12.65%
Total net interest revenue(5)	$5,091	$4,616	$4,353	$4,443	$4,175	(6%)	(18%)
As a % of average loans(5)	12.25%	12.40%	11.80%	11.90%	11.73%
Net credit losses on loans	$1,704	$1,642	$1,408	$1,087	$1,306	20%	(23%)
As a % of average loans	4.10%	4.41%	3.82%	2.91%	3.67%
Net credit margin(6)	$3,422	$2,853	$2,852	$3,290	$2,899	(12%)	(15%)
As a % of average loans(6)	8.23%	7.67%	7.73%	8.81%	8.15%
Loans 90+ days past due(7)	$2,174	$1,969	$1,479	$1,875	$1,577	(16%)	(27%)
As a % of EOP loans	1.37%	1.32%	1.01%	1.22%	1.11%
Loans 30-89 days past due(7)	$2,076	$1,585	$1,612	$1,657	$1,341	(19%)	(35%)
As a % of EOP loans	1.30%	1.06%	1.10%	1.08%	0.94%

(1)	Also includes net interest revenue related to the average deposit balances in excess of the average loan portfolio.
(2)	The Loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies. See footnote 2 on page 9.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(7)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications in North America and Latin America that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20

Net interest revenue	$5,036	$4,707	$4,500	$4,559	$4,307	(6%)	(14%)
Non-interest revenue	188	35	27	96	121	26%	(36%)
Total revenues, net of interest expense	5,224	4,742	4,527	4,655	4,428	(5%)	(15%)
Total operating expenses	2,572	2,382	2,444	2,544	2,478	(3%)	(4%)
Net credit losses on loans	1,490	1,448	1,182	870	950	9%	(36%)
Credit reserve build / (release) for loans	2,371	1,839	(10)	(85)	(1,417)	NM	NM
Provision for credit losses on unfunded lending commitments	(1)	-	5	(4)	-	100%	100%
Provisions for benefits and claims, HTM debt securities and other assets	5	19	(6)	(1)	2	NM	(60%)
Provisions for credit losses and for benefits and claims	3,865	3,306	1,171	780	(465)	NM	NM
Income (loss) from continuing operations before taxes	(1,213)	(946)	912	1,331	2,415	81%	NM
Income taxes (benefits)	(297)	(225)	222	325	558	72%	NM
Income (loss) from continuing operations	(916)	(721)	690	1,006	1,857	85%	NM
Noncontrolling interests	-	-	-	-	-	-	-
Net income (loss)	$(916)	$(721)	$690	$1,006	$1,857	85%	NM
Average assets (in billions)	$246	$264	$274	$278	$265	(5%)	8%
Return on average assets	(1.50%)	(1.10%)	1.00%	1.44%	2.84%
Efficiency ratio	49%	50%	54%	55%	56%

Net credit losses as a % of average loans	3.10%	3.22%	2.63%	1.93%	2.21%

Revenue by business
Retail banking	$1,130	$1,122	$1,113	$1,092	$1,041	(5%)	(8%)
Citi-branded cards	2,347	2,218	2,061	2,132	2,091	(2%)	(11%)
Citi retail services	1,747	1,402	1,353	1,431	1,296	(9%)	(26%)
Total	$5,224	$4,742	$4,527	$4,655	$4,428	(5%)	(15%)

Net credit losses on loans by business
Retail banking	$37	$33	$31	$31	$26	(16%)	(30%)
Citi-branded cards	781	780	647	500	551	10%	(29%)
Citi retail services	672	635	504	339	373	10%	(44%)
Total	$1,490	$1,448	$1,182	$870	$950	9%	(36%)

Income (loss) from continuing operations by business
Retail banking	$(73)	$(82)	$50	$(39)	$3	NM	NM
Citi-branded cards	(523)	(522)	424	642	1,119	74%	NM
Citi retail services	(320)	(117)	216	403	735	82%	NM
Total	$(916)	$(721)	$690	$1,006	$1,857	85%	NM

(1)	See footnote1 on page 1.

NM Not meaningful.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	689	689	689	689	687	-	-
Accounts (in millions)	9.1	9.1	9.1	9.1	9.1	-	-
Average deposits	$161.3	$172.5	$182.1	$188.9	$197.0	4%	22%
Investment sales	12.4	11.0	10.9	10.6	14.6	38%	18%
Investment AUMs	62.0	69.3	73.3	80.3	81.7	2%	32%

Average loans	50.5	52.2	53.4	52.8	51.9	(2%)	3%

EOP loans:
Mortgages	47.9	48.9	49.0	49.0	46.9	(4%)	(2%)
Personal, small business and other	2.9	4.2	4.1	3.7	4.0	8%	38%
Total EOP loans	$50.8	$53.1	$53.1	$52.7	$50.9	(3%)	-

Mortgage originations(1)	$4.1	$6.4	$6.6	$6.6	$5.7	(14%)	39%

Third-party mortgage servicing portfolio (EOP)	43.9	43.5	42.1	40.2	39.4	(2%)	(10%)

Net servicing and gain/(loss) on sale (in millions)	86.3	81.8	59.1	57.3	44.2	(23%)	(49%)

Saleable mortgage rate locks	2.9	2.2	3.3	2.6	2.3	(12%)	(21%)

Net interest revenue on loans (in millions)	184	179	179	174	166	(5%)	(10%)
As a % of average loans	1.47%	1.38%	1.33%	1.31%	1.30%

Net credit losses on loans (in millions)	$37	$33	$31	$31	$26	(16%)	(30%)
As a % of average loans	0.29%	0.25%	0.23%	0.23%	0.20%

Loans 90+ days past due (in millions)(2)	$161	$182	$211	$299	$263	(12%)	63%
As a % of EOP loans	0.32%	0.35%	0.40%	0.58%	0.52%
Loans 30-89 days past due (in millions)(2)	$298	$440	$378	$328	$220	(33%)	(26%)
As a % of EOP loans	0.59%	0.84%	0.72%	0.63%	0.44%

(1)	Originations of residential first mortgages.
(2)

The loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) were $124 million and ($0.5 billion), $130 million and ($0.5 billion), $148 million and ($0.6 billion), $171 million and ($0.7 billion), and $176 million and ($0.7 billion) as of March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) were $64 million and ($0.5 billion), $86 million and ($0.5 billion), $88 million and ($0.6 billion), $98 million and ($0.7 billion), and $84 million and ($0.7 billion) as of March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20

Citi-Branded Cards Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts (in millions)	35.0	34.6	34.5	34.5	34.5	-	(1%)
Purchase sales (in billions)	$85.8	$73.8	$85.5	$93.2	$85.8	(8%)	-
Average loans (in billions)(1)	92.3	82.6	81.2	81.7	78.7	(4%)	(15%)
EOP loans (in billions)(1)	88.4	82.6	81.1	84.0	78.5	(7%)	(11%)
Average yield(2)	10.86%	10.73%	10.33%	10.19%	10.30%	1%	(5%)

Total net interest revenue(3)	$2,142	$2,003	$1,906	$1,916	$1,830	(4%)	(15%)
As a % of average loans(3)	9.33%	9.75%	9.34%	9.33%	9.43%
Net credit losses on loans	$781	$780	$647	$500	$551	10%	(29%)
As a % of average loans	3.40%	3.80%	3.17%	2.43%	2.84%
Net credit margin(4)	$1,564	$1,432	$1,412	$1,630	$1,541	(5%)	(1%)
As a % of average loans(4)	6.82%	6.97%	6.92%	7.94%	7.94%
Loans 90+ days past due	$891	$784	$574	$686	$590	(14%)	(34%)
As a % of EOP loans	1.01%	0.95%	0.71%	0.82%	0.75%
Loans 30-89 days past due(5)	$770	$594	$624	$589	$484	(18%)	(37%)
As a % of EOP loans	0.87%	0.72%	0.77%	0.70%	0.62%

Citi Retail Services Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts	81.9	80.1	78.6	77.9	76.6	(2%)	(6%)
Purchase sales (in billions)	$18.0	$16.9	$19.9	$23.4	$18.7	(20%)	4%
Average loans (in billions)(1)	50.5	46.2	44.5	44.9	43.8	(2%)	(13%)
EOP loans (in billions)(1)	48.9	45.4	44.4	46.4	42.5	(8%)	(13%)
Average yield(2)	17.78%	17.29%	16.86%	16.73%	16.61%	(1%)	(7%)

Total net interest revenue(3)	$2,119	$1,887	$1,788	$1,861	$1,744	(6%)	(18%)
As a % of average loans(3)	16.88%	16.43%	15.98%	16.49%	16.15%
Net credit losses on loans	$672	$635	$504	$339	$373	10%	(44%)
As a % of average loans	5.35%	5.53%	4.51%	3.00%	3.45%
Net credit margin(4)	$1,070	$762	$846	$1,091	$920	(16%)	(14%)
As a % of average loans(4)	8.52%	6.63%	7.56%	9.67%	8.52%
Loans 90+ days past due(5)	$958	$811	$557	$644	$591	(8%)	(38%)
As a % of EOP loans	1.96%	1.79%	1.25%	1.39%	1.39%
Loans 30-89 days past due(5)	$903	$611	$610	$639	$513	(20%)	(43%)
As a % of EOP loans	1.85%	1.35%	1.37%	1.38%	1.21%

(1)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(2)	Average yield is calculated as gross interest revenue earned on loans divided by average loans.
(3)	Net interest revenue includes certain fees that are recorded as interest revenue.
(4)	Net credit margin represents total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(5)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA (1)

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(2)	2020(2)	2020(2)	2020	2021	4Q20	1Q20

Net interest revenue	$887	$755	$697	$739	$658	(11%)	(26%)
Non-interest revenue(2)	312	295	330	357	350	(2%)	12%
Total revenues, net of interest expense	1,199	1,050	1,027	1,096	1,008	(8%)	(16%)
Total operating expenses	705	608	655	762	701	(8%)	(1%)
Net credit losses on loans	271	205	228	162	365	NM	35%
Credit reserve build / (release) for loans	256	209	(66)	(83)	(163)	(96%)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-
Provisions for benefits and claims, HTM debt securities and other assets	15	16	47	9	29	NM	93%
Provisions for credit losses and for benefits and claims (PBC)	542	430	209	88	231	NM	(57%)
Income (loss) from continuing operations before taxes	(48)	12	163	246	76	(69%)	NM
Income taxes (benefits)	(19)	(1)	46	70	23	(67%)	NM
Income (loss) from continuing operations	(29)	13	117	176	53	(70%)	NM
Noncontrolling interests	-	-	-	-	-	-	-
Net income (loss)	$(29)	$13	$117	$176	$53	(70%)	NM
Average assets (in billions)	$35	$30	$31	$33	$34	3%	(3%)
Return on average assets	(0.33%)	0.17%	1.50%	2.12%	0.63%
Efficiency ratio	59%	58%	64%	70%	70%

Net credit losses on loans as a percentage of average loans	6.53%	6.15%	6.67%	4.51%	10.65%

Revenue by business
Retail banking	$783	$705	$737	$784	$723	(8%)	(8%)
Citi-branded cards	416	345	290	312	285	(9%)	(31%)
Total	$1,199	$1,050	$1,027	$1,096	$1,008	(8%)	(16%)

Net credit losses on loans by business
Retail banking	$127	$92	$90	$68	$168	NM	32%
Citi-branded cards	144	113	138	94	197	NM	37%
Total	$271	$205	$228	$162	$365	NM	35%

Income from continuing operations by business
Retail banking	$(20)	$(4)	$76	$101	$41	(59%)	NM
Citi-branded cards	(9)	17	41	75	12	(84%)	NM
Total	$(29)	$13	$117	$176	$53	(70%)	NM

FX translation impact
Total revenue - as reported	$1,199	$1,050	$1,027	$1,096	$1,008	(8%)	(16%)
Impact of FX translation(3)	2	109	68	(5)	-
Total revenues - Ex-FX(3)	$1,201	$1,159	$1,095	$1,091	$1,008	(8%)	(16%)

Total operating expenses - as reported	$705	$608	$655	$762	$701	(8%)	(1%)
Impact of FX translation(3)	1	60	41	(3)	-
Total operating expenses - Ex-FX(3)	$706	$668	$696	$759	$701	(8%)	(1%)

Total provisions for credit losses and PBC - as reported	$542	$430	$209	$88	$231	NM	(57%)
Impact of FX translation(3)	1	53	12	(1)	-
Total provisions for credit losses and PBC - Ex-FX(3)	$543	$483	$221	$87	$231	NM	(57%)

Net income (loss) - as reported	$(29)	$13	$117	$176	$53	(70%)	NM
Impact of FX translation(3)	-	(4)	10	(1)	-
Total net income (loss) - Ex-FX(3)	$(29)	$9	$127	$175	$53	(70%)	NM

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	See footnote1 on page 1.
(3)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the first quarter of 2021 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	1,411	1,406	1,401	1,392	1,331	(4%)	(6%)
Accounts (in millions)	29.9	29.5	29.3	27.3	26.6	(3%)	(11%)
Average deposits	$22.9	$20.6	$22.5	$24.3	$24.5	1%	7%
Investment sales	3.7	3.1	3.5	3.7	3.1	(16%)	(16%)
Investment AUMs:
AUMS	20.1	22.2	23.4	27.1	26.9	(1%)	34%
AUMs related to the retirement services business	29.1	33.0	35.9	40.8	39.2	(4%)	35%
Total AUMs	49.2	55.2	59.3	67.9	66.1	(3%)	34%
Average loans	11.1	9.1	9.3	9.6	9.4	(2%)	(15%)
EOP loans:
Mortgages	3.7	3.7	3.8	4.0	3.8	(5%)	3%
Personal, small business and other	5.5	5.3	5.4	5.8	5.3	(9%)	(4%)
Total EOP loans	$9.2	$9.0	$9.2	$9.8	$9.1	(7%)	(1%)

Total net interest revenue (in millions)(1)	$548	$473	$480	$503	$447	(11%)	(18%)
As a % of average loans(1)	19.86%	20.91%	20.53%	20.84%	19.29%
Net credit losses on loans (in millions)	$127	$92	$90	$68	$168	NM	32%
As a % of average loans	4.60%	4.07%	3.85%	2.82%	7.25%
Loans 90+ days past due (in millions)	$90	$121	$105	$130	$142	9%	58%
As a % of EOP loans	0.98%	1.34%	1.14%	1.33%	1.56%
Loans 30-89 days past due (in millions)	$140	$151	$136	$220	$164	(25%)	17%
As a % of EOP loans	1.52%	1.68%	1.48%	2.24%	1.80%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	5.2	5.0	4.9	4.7	4.5	(4%)	(13%)
Purchase sales	$4.0	$2.6	$3.3	$4.4	$3.7	(16%)	(8%)
Average loans(2)	$5.6	$4.3	$4.3	$4.7	$4.5	(4%)	(20%)
EOP loans(2)	$4.5	$4.2	$4.3	$4.8	$4.3	(10%)	(4%)
Average yield(3)	25.03%	25.50%	21.28%	21.01%	19.89%	(5%)	(21%)

Total net interest revenue (in millions)(4)	$339	$282	$217	$236	$211	(11%)	(38%)
As a % of average loans(4)	24.35%	26.38%	20.08%	19.98%	19.02%
Net credit losses on loans (in millions)	$144	$113	$138	$94	$197	NM	37%
As a % of average loans	10.34%	10.57%	12.77%	7.96%	17.75%
Net credit margin (in millions)(5)	$277	$235	$160	$229	$102	(55%)	(63%)
As a % of average loans(5)	19.89%	21.98%	14.80%	19.38%	9.19%
Loans 90+ days past due (in millions)(6)	$121	$160	$106	$233	$173	(26%)	43%
As a % of EOP loans	2.69%	3.81%	2.47%	4.85%	4.02%
Loans 30-89 days past due (in millions)(6)	$132	$111	$89	$170	$115	(32%)	(13%)
As a % of EOP loans	2.93%	2.64%	2.07%	3.54%	2.67%

(1)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(2)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(3)	Average yield is gross interest revenue earned on loans divided by average loans.
(4)	Net interest revenue includes certain fees that are recorded as interest revenue.
(5)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(6)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA (1)

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(2)	2020(2)	2020(2)	2020	2021	4Q20	1Q20

Net interest revenue	$1,149	$1,072	$1,054	$1,045	$988	(5%)	(14%)
Non-interest revenue	602	475	565	509	613	20%	2%
Total revenues, net of interest expense	1,751	1,547	1,619	1,554	1,601	3%	(9%)
Total operating expenses	1,140	1,068	1,118	1,205	1,217	1%	7%
Net credit losses on loans	173	189	188	240	265	10%	53%
Credit reserve build / (release) for loans	184	251	110	(25)	(226)	NM	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-		-	-
Provisions for benefits and claims, HTM debt securities and other assets	-	3	4	(6)	4	NM	NM
Provisions for credit losses and for benefits and claims (PBC)	357	443	302	209	43	(79%)	(88%)
Income from continuing operations before taxes	254	36	199	140	341	NM	34%
Income taxes (benefits)	50	(14)	32	23	77	NM	54%
Income from continuing operations	204	50	167	117	264	NM	29%
Noncontrolling interests	(1)	(2)	-	(1)	(3)	NM	NM
Net income	$205	$52	$167	$118	$267	NM	30%
Average assets (in billions)	$125	$124	$129	$136	$140	3%	12%
Return on average assets	0.66%	0.17%	0.52%	0.35%	0.77%
Efficiency ratio	65%	69%	69%	78%	76%

Net credit losses on loans as a percentage of average loans	0.87%	0.99%	0.94%	1.16%	1.29%

Revenue by business
Retail banking	$1,133	$1,009	$1,066	$1,060	$1,080	2%	(5%)
Citi-branded cards	618	538	553	494	521	5%	(16%)
Total	$1,751	$1,547	$1,619	$1,554	$1,601	3%	(9%)

Net credit losses on loans by business
Retail banking	$66	$75	$69	$86	$80	(7%)	21%
Citi-branded cards	107	114	119	154	185	20%	73%
Total	$173	$189	$188	$240	$265	10%	53%

Income from continuing operations by business
Retail banking	$220	$157	$186	$172	$217	26%	(1%)
Citi-branded cards	(16)	(107)	(19)	(55)	47	NM	NM
Total	$204	$50	$167	$117	$264	NM	29%

FX translation impact
Total revenue - as reported	$1,751	$1,547	$1,619	$1,554	$1,601	3%	(9%)
Impact of FX translation(3)	67	66	36	7	-
Total revenues - Ex-FX(3)	$1,818	$1,613	$1,655	$1,561	$1,601	3%	(12%)

Total operating expenses - as reported	$1,140	$1,068	$1,118	$1,205	$1,217	1%	7%
Impact of FX translation(3)	43	45	25	6	-
Total operating expenses - Ex-FX(3)	$1,183	$1,113	$1,143	$1,211	$1,217	-	3%

Total provisions for credit losses and PBC - as reported	$357	$443	$302	$209	$43	(79%)	(88%)
Impact of FX translation(3)	19	20	4	1	-
Total provisions for credit losses and PBC - Ex-FX(3)	$376	$463	$306	$210	$43	(80%)	(89%)

Net income - as reported	$205	$52	$167	$118	$267	NM	30%
Impact of FX translation(3)	3	-	5	-	-
Total net income - Ex-FX(3)	$208	$52	$172	$118	$267	NM	28%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	See footnote1 on page 1.
(3)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the first quarter of 2021 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA (1)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	236	234	233	224	223	-	(6%)
Accounts (in millions)	16.9	16.9	17.1	17.3	17.2	(1%)	2%
Average deposits	$105.9	$108.8	$115.2	$120.0	$123.8	3%	17%
Investment sales	13.5	11.5	15.8	14.9	20.7	39%	53%
Investment AUMs	56.0	62.4	66.8	73.4	74.6	2%	33%
Average loans	61.5	60.5	62.9	65.2	66.1	1%	7%
EOP loans:
Mortgages	32.0	33.4	34.7	35.9	36.0	-	13%
Personal, small business and other	28.2	28.1	28.8	30.6	29.8	(3%)	6%
Total EOP loans	$60.2	$61.5	$63.5	$66.5	$65.8	(1%)	9%

Total net interest revenue (in millions)(2)	$658	$628	$612	$615	$598	(3%)	(9%)
As a % of average loans (2)	4.30%	4.17%	3.87%	3.75%	3.67%
Net credit losses on loans (in millions)	$66	$75	$69	$86	$80	(7%)	21%
As a % of average loans	0.43%	0.50%	0.44%	0.52%	0.49%
Loans 90+ days past due (in millions)	$178	$194	$181	$203	$193	(5%)	8%
As a % of EOP Loans	0.30%	0.32%	0.29%	0.31%	0.29%
Loans 30-89 days past due (in millions)	$356	$327	$272	$312	$278	(11%)	(22%)
As a % of EOP loans	0.59%	0.53%	0.43%	0.47%	0.42%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	15.2	14.9	14.8	14.7	14.6	(1%)	(4%)
Purchase sales	$19.8	$15.0	$18.4	$20.9	$20.1	(4%)	2%
Average loans (3)	$18.8	$16.6	$16.8	$17.2	$17.3	1%	(8%)
EOP loans (3)	$17.3	$16.8	$16.8	$17.9	$16.8	(6%)	(3%)
Average yield (4)	12.37%	12.78%	11.99%	11.47%	10.96%	(4%)	(11%)

Total net interest revenue (in millions)(5)	$491	$444	$442	$430	$390	(9%)	(21%)
As a % of average loans(6)	10.50%	10.76%	10.47%	9.95%	9.14%
Net credit losses on loans (in millions)	$107	$114	$119	$154	$185	20%	73%
As a % of average loans	2.29%	2.76%	2.82%	3.56%	4.34%
Net credit margin (in millions)(6)	$511	$424	$434	$340	$336	(1%)	(34%)
As a % of average loans(6)	10.93%	10.27%	10.28%	7.86%	7.88%
Loans 90+ days past due	$204	$214	$242	$312	$223	(29%)	9%
As a % of EOP loans	1.18%	1.27%	1.44%	1.74%	1.33%
Loans 30-89 days past due	$271	$269	$289	$259	$229	(12%)	(15%)
As a % of EOP loans	1.57%	1.60%	1.72%	1.45%	1.36%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20

Commissions and fees	$1,222	$1,027	$1,099	$1,064	$1,252	18%	2%
Administration and other fiduciary fees	691	684	747	755	814	8%	18%
Investment banking	1,231	1,526	1,145	1,107	1,800	63%	46%
Principal transactions	5,359	3,909	2,292	1,748	3,842	NM	(28%)
Other	(114)	419	597	247	360	46%	NM
Total non-interest revenue	8,389	7,565	5,880	4,921	8,068	64%	(4%)
Net interest revenue (including dividends)	4,095	4,572	4,473	4,358	4,152	(5%)	1%
Total revenues, net of interest expense	12,484	12,137	10,353	9,279	12,220	32%	(2%)
Total operating expenses	5,810	5,933	5,778	5,946	6,264	5%	8%
Net credit losses on loans	127	324	326	210	186	(11%)	46%
Credit reserve build / (release) for loans	1,316	3,370	106	(1,620)	(1,312)	19%	NM
Provision for credit losses on unfunded lending commitments	553	107	423	352	(621)	NM	NM
Provisions for credit losses for HTM debt securities and other assets	8	53	(17)	(23)	(5)	78%	NM
Provision for credit losses	2,004	3,854	838	(1,081)	(1,752)	(62%)	NM
Income from continuing operations before taxes	4,670	2,350	3,737	4,414	7,708	75%	65%
Income taxes	1,044	470	818	1,041	1,736	67%	66%
Income from continuing operations	3,626	1,880	2,919	3,373	5,972	77%	65%
Noncontrolling interests	(1)	5	24	22	37	68%	NM
Net income	$3,627	$1,875	$2,895	$3,351	$5,935	77%	64%
EOP assets (in billions)	$1,723	$1,716	$1,703	$1,730	$1,776	3%	3%
Average assets (in billions)	1,580	1,756	1,732	1,756	1,787	2%	13%
Return on average assets (ROA)	0.92%	0.43%	0.66%	0.76%	1.35%
Efficiency ratio	47%	49%	56%	64%	51%

Revenue by region
North America	$4,947	$4,987	$3,920	$3,331	$4,898	47%	(1%)
EMEA	3,470	3,392	3,085	2,867	3,713	30%	7%
Latin America	1,418	1,207	1,141	1,072	1,136	6%	(20%)
Asia	2,649	2,551	2,207	2,009	2,473	23%	(7%)
Total revenues, net of interest expense	$12,484	$12,137	$10,353	$9,279	$12,220	32%	(2%)

Income (loss) from continuing operations by region
North America	$896	$660	$1,058	$847	$2,798	NM	NM
EMEA	1,035	493	893	906	1,476	63%	43%
Latin America	526	(194)	108	966	646	(33%)	23%
Asia	1,169	921	860	654	1,052	61%	(10%)
Income from continuing operations	$3,626	$1,880	$2,919	$3,373	$5,972	77%	65%

Average loans by region (in billions)
North America	$196	$215	$198	$193	$195	1%	(1%)
EMEA	88	91	88	86	89	3%	1%
Latin America	38	43	40	35	32	(9%)	(16%)
Asia	73	73	71	68	71	4%	(3%)
Total	$395	$422	$397	$382	$387	1%	(2%)

EOP deposits by region (in billions)
North America	$444	$471	$476	$472	$470	-	6%
EMEA	210	212	218	218	232	7%	11%
Latin America	36	40	43	44	45	2%	25%
Asia	188	185	188	190	191	-	2%
Total	$878	$908	$925	$924	$938	2%	7%

EOP deposits by business (in billions)
Treasury and trade solutions	$622	$658	$660	$651	$649	-	4%
All other ICG businesses	256	250	265	273	289	6%	13%
Total	$878	$908	$925	$924	$938	2%	7%

NM Not meaningful.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP

REVENUES BY BUSINESS

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20
Revenue Details
Investment banking
Advisory	$386	$229	$163	$232	$281	21%	(27%)
Equity underwriting	180	491	484	438	876	100%	NM
Debt underwriting	788	1,039	740	617	816	32%	4%
Total investment banking	1,354	1,759	1,387	1,287	1,973	53%	46%
Treasury and trade solutions	2,423	2,307	2,394	2,400	2,165	(10%)	(11%)
Corporate lending - excluding gain/(loss) on loan hedges(1)	448	646	538	552	483	(13%)	8%
Private bank - excluding gain/(loss) on loan hedges(1)	949	956	938	894	1,027	15%	8%
Total banking revenues (ex-gain/(loss) on loan hedges)(1)	$5,174	$5,668	$5,257	$5,133	$5,648	10%	9%

Gain/(loss) on loan hedges(1)	816	(431)	(124)	(312)	(81)	74%	NM
Total banking revenues including g/(l) on loan hedges(1)	$5,990	$5,237	$5,133	$4,821	$5,567	15%	(7%)

Fixed income markets	$4,786	$5,595	$3,788	$3,087	$4,550	47%	(5%)
Equity markets	1,169	770	875	810	1,476	82%	26%
Securities services	645	619	631	650	653	-	1%
Other	(106)	(84)	(74)	(89)	(26)	71%	75%
Total markets and securities services	$6,494	$6,900	$5,220	$4,458	$6,653	49%	2%

Total revenues, net of interest expense	$12,484	$12,137	$10,353	$9,279	$12,220	32%	(2%)

Taxable-equivalent adjustments (2)	$86	$88	$104	$137	$99	(28%)	15%

Total ICG revenues including taxable-equivalent adjustments(2)	$12,570	$12,225	$10,457	$9,416	$12,319	31%	(2%)

Commissions and fees	$189	$154	$159	$175	$200	14%	6%
Principal transactions (3)	3,549	4,009	2,178	1,782	2,930	64%	(17%)
Other	(63)	234	301	107	356	NM	NM
Total non-interest revenue	$3,675	$4,397	$2,638	$2,064	$3,486	69%	(5%)
Net interest revenue	1,111	1,198	1,150	1,023	1,064	4%	(4%)
Total fixed income markets	$4,786	$5,595	$3,788	$3,087	$4,550	47%	(5%)

Rates and currencies	$4,034	$3,582	$2,520	$2,009	$3,039	51%	(25%)
Spread products / other fixed income	752	2,013	1,268	1,078	1,511	40%	101%
Total fixed income markets	$4,786	$5,595	$3,788	$3,087	$4,550	47%	(5%)

Commissions and fees	$362	$305	$279	$299	$392	31%	8%
Principal transactions (3)	774	193	125	189	835	NM	8%
Other	8	2	267	45	32	(29%)	NM
Total non-interest revenue	$1,144	$500	$671	$533	$1,259	NM	10%
Net interest revenue	25	270	204	277	217	(22%)	NM
Total equity markets	$1,169	$770	$875	$810	$1,476	82%	26%

(1)

Credit derivatives are used to economically hedge a portion of the corporate loan portfolio that includes both accrual loans and loans at fair value. Gain/(loss) on loan hedges includes the mark-to-market on the credit derivatives partially offset by the mark-to-market on the loans in the portfolio that are at fair value. Hedges on accrual loans reflect the mark-to-market on credit derivatives used to economically hedge the corporate loan accrual portfolio. The fixed premium costs of these hedges are netted against the private bank and corporate lending revenues to reflect the cost of credit protection. Citigroup’s results of operations excluding the impact of gain/(loss) on loan hedges are non-GAAP financial measures.

(2)	Primarily relates to income tax credits related to affordable housing and alternative energy investments as well as tax exempt income from municipal bond investments.
(3)	Excludes principal transactions revenues of ICG businesses other than Markets, primarily treasury and trade solutions and the private bank.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CORPORATE / OTHER (1)

(In millions of dollars, except as otherwise noted)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20
Net interest revenue	$325	$(26)	$(231)	$(218)	$61	NM	(81%)
Non-interest revenue	(252)	316	7	133	9	(93%)	NM
Total revenues, net of interest expense	73	290	(224)	(85)	70	NM	(4%)
Total operating expenses	416	469	969	647	413	(36%)	(1%)
Net credit losses	(2)	(5)	(5)	(10)	(18)	(80%)	NM
Credit reserve build / (release)	191	160	(128)	(35)	(109)	NM	NM
Provisions for benefits and claims, HTM debt securities and other assets	(2)	3	1	(1)	20	NM	NM
Provision for unfunded lending commitments	5	6	(4)	4	(5)	NM	NM
Total provisions for credit losses and for benefits and claims	192	164	(136)	(42)	(112)	NM	NM
Income from continuing operations before taxes	(535)	(343)	(1,057)	(690)	(231)	67%	57%
Income taxes (benefits)	(198)	(178)	(341)	(343)	(62)	82%	69%
Income (loss) from continuing operations	(337)	(165)	(716)	(347)	(169)	51%	50%
Income (loss) from discontinued operations, net of taxes	(18)	(1)	(7)	6	(2)	NM	89%
Noncontrolling interests	(4)	(3)	-	1	(1)	NM	75%
Net income (loss)	$(351)	$(163)	$(723)	$(342)	$(170)	50%	52%

EOP assets (in billions)	$94	$94	$96	$96	$99	3%	5%
Average assets (in billions)	94	93	93	96	91	(5%)	(3%)
Return on average assets	(1.50%)	(0.70%)	(3.09%)	(1.42%)	(0.76%)

Consumer - North America(2) - Key Indicators

Average loans (in billions)	$9.4	$8.9	$8.2	$7.4	$6.4	(14%)	(32%)
EOP loans (in billions)	9.1	8.6	7.7	6.6	6.1	(8%)	(33%)
Net interest revenue	74	86	54	42	34	(19%)	(54%)
As a % of average loans	3.17%	3.89%	2.62%	2.26%	2.15%
Net credit losses (recoveries)	$-	$(5)	$(4)	$(10)	$(18)	(80%)	NM
As a % of average loans	0.00%	(0.23%)	(0.19%)	(0.54%)	(1.14%)
Loans 90+ days past due(3)	$281	$295	$278	$313	$277	(12%)	(1%)
As a % of EOP loans	3.23%	3.60%	3.86%	5.13%	4.86%
Loans 30-89 days past due(3)	$252	$261	$198	$179	$138	(23%)	(45%)
As a % of EOP loans	2.90%	3.18%	2.75%	2.93%	2.42%

(1)

Includes certain unallocated costs of global staff functions (including finance, risk, human resources, legal and compliance), other corporate expenses and unallocated global operations and technology expenses and income taxes, as well as Corporate Treasury, certain North America legacy consumer loan portfolios, other legacy assets and discontinued operations.

(2)	Results and amounts primarily relate to consumer mortgages.
(3)

The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) for each period were $167 million and ($0.4 billion), $173 million and ($0.4 billion), and $172 million and ($0.5 billion), $183 million and ($0.5 billion), and $169 million and ($0.4 billion) as of March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) for each period were $58 million and ($0.4 billion), $57 million and ($0.4 billion), and $66 million and ($0.5 billion), $73 million and ($0.5 billion), and $55 million and ($0.4 billion) as of March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

AVERAGE BALANCES AND INTEREST RATES (1)(2)(3)(4)(5)

Taxable Equivalent Basis

	Average Volumes			Interest			% Average Rate (4)
	First	Fourth	First	First	Fourth	First	First		Fourth	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter	Quarter
In millions of dollars, except as otherwise noted	2020	2020	2021(5)	2020	2020	2021(5)	2020		2020	2021(5)
Assets
Deposits with banks	$207,130	$334,056	$307,340	$527	$126	$145	1.02%		0.15%	0.19%
Securities borrowed and purchased under resale agreements(6)	268,900	298,641	306,381	1,208	322	294	1.81%		0.43%	0.39%
Trading account assets(7)	252,458	295,397	307,817	1,594	1,406	1,338	2.54%		1.89%	1.76%
Investments	381,335	442,368	457,949	2,305	1,765	1,780	2.43%		1.59%	1.58%
Total loans (net of unearned income)(8)	694,675	666,229	665,970	11,268	9,389	8,933	6.52%		5.61%	5.44%
Other interest-earning assets	68,737	62,587	76,091	283	87	97	1.66%		0.55%	0.52%
Total average interest-earning assets	$1,873,235	$2,099,278	$2,121,548	$17,185	$13,095	$12,587	3.69%		2.48%	2.41%

Liabilities
Deposits (excluding deposit insurance and FDIC assessment)	$934,451	$1,081,101	$1,073,827	$2,389	$828	$712	1.03%		0.30%	0.27%
Deposit insurance and FDIC assessment	-	-	-	225	333	340
Total deposits	934,451	1,081,101	1,073,827	2,614	1,161	1,052	1.13%		0.43%	0.40%
Securities loaned and sold under repurchase agreements(6)	198,510	227,257	235,263	1,085	247	253	2.20%		0.43%	0.44%
Trading account liabilities(7)	84,500	95,475	117,364	239	122	114	1.14%		0.51%	0.39%
Short-term borrowings	106,560	88,553	93,344	384	18	31	1.45%		0.08%	0.13%
Long-term debt(9)	202,192	220,958	206,264	1,325	1,016	918	2.64%		1.83%	1.80%
Total average interest-bearing liabilities	$1,526,213	$1,713,344	$1,726,062	$5,647	$2,564	$2,368	1.49%		0.60%	0.56%
Total average interest-bearing liabilities
(Excluding deposit insurance and FDIC assessment)	$1,526,213	$1,713,344	$1,726,062	$5,422	$2,231	$2,028	1.43%		0.52%	0.48%

Net interest revenue as a % of average interest-earning assets (NIM)				$11,538	$10,531	$10,219	2.48%		2.00%	1.95%

NIR as a % of average interest-earning assets (NIM) (excluding deposit insurance and FDIC assessment)				$11,763	$10,864	$10,559	2.53%		2.06%	2.02%

1Q21 increase (decrease) from:							(53)	bps	(5) bps

1Q21 increase (decrease) (excluding deposit insurance and FDIC assessment) from:							(51)	bps	(4) bps

(1)	Interest revenue includes the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 21%) of $46 million for 1Q20, $48 million for 4Q20 and $53 million for 1Q21.
(2)	Citigroup average balances and interest rates include both domestic and international operations.
(3)	Monthly averages have been used by certain subsidiaries where daily averages are unavailable.
(4)	Average rate percentage is calculated as annualized interest over average volumes.
(5)	First quarter of 2021 is preliminary.
(6)

Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of ASU 2013-01 (Topic 210).

(7)

Interest expense on trading account liabilities of ICG is reported as a reduction of interest revenue. Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)	Nonperforming loans are included in the average loan balances.
(9)	Excludes hybrid financial instruments with changes in fair value recorded in Principal transactions.

Reclassified to conform to the current period's presentation.

DEPOSITS

(In billions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20
Global Consumer Banking
North America	$166.4	$180.5	$186.0	$194.8	$204.0	5%	23%
Latin America	19.8	21.5	22.2	25.8	24.0	(7%)	21%
Asia (1)	107.8	112.5	117.4	123.9	125.3	1%	16%
Total	294.0	314.5	325.6	344.5	353.3	3%	20%

ICG
North America	444.6	472.2	475.7	472.2	470.1	-	6%
EMEA	210.0	211.6	218.3	217.9	232.1	7%	11%
Latin America	36.1	39.7	43.3	44.2	45.2	2%	25%
Asia	187.6	184.9	187.5	190.0	190.9	-	2%
Total	878.3	908.4	924.8	924.3	938.3	2%	7%

Corporate/Other	12.6	10.8	12.2	11.9	9.4	(21%)	(25%)

Total deposits - EOP	$1,184.9	$1,233.7	$1,262.6	$1,280.7	$1,301.0	2%	10%

Total deposits - average	$1,114.5	$1,233.9	$1,267.8	$1,305.3	$1,304.0	-	17%

Foreign currency (FX) translation impact
Total EOP deposits - as reported	$1,184.9	$1,233.7	$1,262.6	$1,280.7	$1,301.0	2%	10%
Impact of FX translation (2)	25.4	17.9	9.2	(9.7)	-
Total EOP deposits - Ex-FX (2)	$1,210.3	$1,251.6	$1,271.8	$1,271.0	$1,301.0	2%	7%

(1)	Asia GCB includes deposits of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the first quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

EOP LOANS

(In billions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20

Global Consumer Banking

North America
Credit cards	$137.3	$128.0	$125.5	$130.4	$121.0	(7%)	(12%)
Retail banking	50.8	53.1	53.1	52.7	50.9	(3%)	-
Total	188.1	181.1	$178.6	$183.1	171.9	(6%)	(9%)

Latin America
Credit cards	4.5	4.2	$4.3	$4.8	4.3	(10%)	(4%)
Retail banking	9.2	9.0	9.2	9.8	9.1	(7%)	(1%)
Total	13.7	13.2	$13.5	$14.6	13.4	(8%)	(2%)

Asia(1)
Credit cards	17.3	16.8	$16.8	$17.9	16.8	(6%)	(3%)
Retail banking	60.2	61.5	63.5	66.5	65.8	(1%)	9%
Total	77.5	78.3	$80.3	$84.4	82.6	(2%)	7%

Total GCB consumer loans
Credit cards	159.1	149.0	$146.6	$153.1	142.1	(7%)	(11%)
Retail banking	120.2	123.6	125.8	129.0	125.8	(2%)	5%
Total GCB	279.3	272.6	$272.4	$282.1	267.9	(5%)	(4%)
Total Corporate/Other - consumer	9.1	8.5	7.6	6.7	6.1	(9%)	(33%)
Total consumer loans	$288.4	$281.1	$280.0	$288.8	$274.0	(5%)	(5%)

Corporate loans - by region
North America	$223.5	$202.8	$195.0	$197.2	$199.3	1%	(11%)
EMEA	93.8	88.1	86.4	87.9	88.9	1%	(5%)
Latin America	41.3	42.1	36.6	33.4	31.7	(5%)	(23%)
Asia	74.0	71.2	68.9	68.5	72.1	5%	(3%)
Total corporate loans	432.6	$404.2	$386.9	$387.0	392.0	1%	(9%)

Corporate loans - by product
Corporate lending	192.2	170.3	$150.9	$138.8	134.8	(3%)	(30%)
Private bank	112.0	108.3	111.5	117.5	121.3	3%	8%
Treasury and trade solutions	75.5	71.8	68.2	71.4	70.8	(1%)	(6%)
Markets and securities services	52.9	53.8	56.3	59.3	65.1	10%	23%
Total corporate loans	432.6	404.2	$386.9	$387.0	392.0	1%	(9%)

Total loans	$721.0	$685.3	$666.9	$675.9	$666.0	(1%)	(8%)

Foreign currency (FX) translation impact
Total EOP loans - as reported	$721.0	$685.3	$666.9	$675.9	$666.0	(1%)	(8%)
Impact of FX translation(2)	16.2	11.1	5.8	(4.7)	-
Total EOP loans - Ex-FX(2)	$737.2	$696.4	$672.7	$671.2	$666.0	(1%)	(10%)

(1)	Asia GCB includes loans of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the first quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 90+ DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

	Loans 90+ Days Past Due(1)					EOP Loans
	1Q	2Q	3Q	4Q	1Q	1Q
	2020	2020	2020	2020	2021	2021
Global Consumer Banking(2)
Total	$2,603	$2,466	$1,976	$2,507	$2,175	$267.9
Ratio	0.93%	0.91%	0.73%	0.89%	0.81%

Retail banking(2)
Total	$429	$497	$497	$632	$598	$125.8
Ratio	0.36%	0.40%	0.40%	0.49%	0.48%
North America(2)	$161	$182	$211	$299	$263	$50.9
Ratio	0.32%	0.35%	0.40%	0.58%	0.52%
Latin America	$90	$121	$105	$130	$142	$9.1
Ratio	0.98%	1.34%	1.14%	1.33%	1.56%
Asia(3)	$178	$194	$181	$203	$193	$65.8
Ratio	0.30%	0.32%	0.29%	0.31%	0.29%

Cards
Total	$2,174	$1,969	$1,479	$1,875	$1,577	$142.1
Ratio	1.37%	1.32%	1.01%	1.22%	1.11%
North America - Citi-branded (3)	$891	$784	$574	$686	$590	$78.5
Ratio	1.01%	0.95%	0.71%	0.82%	0.75%
North America - retail services(3)	$958	$811	$557	$644	$591	$42.5
Ratio	1.96%	1.79%	1.25%	1.39%	1.39%
Latin America(3)	$121	$160	$106	$233	$173	$4.3
Ratio	2.69%	3.81%	2.47%	4.85%	4.02%
Asia(4)	$204	$214	$242	$312	$223	$16.8
Ratio	1.18%	1.27%	1.44%	1.74%	1.33%

Corporate/Other - consumer(2)	$281	$295	$278	$313	$277	$6.1
Ratio	3.23%	3.60%	3.86%	5.13%	4.86%

Total Citigroup(2)	$2,884	$2,761	$2,254	$2,820	$2,452	$274.0
Ratio	1.00%	0.99%	0.81%	0.98%	0.90%

(1)	The ratio of 90+ days past due is calculated based on end-of-period loans, net of unearned income.
(2)	The 90+ days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.
(3)	The decrease in loans 90+ days past due in North America and Latin America cards as of September 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.
(4)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 30-89 DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

	Loans 30-89 Days Past Due(1)					EOP Loans
	1Q	2Q	3Q	4Q	1Q	1Q
	2020	2020	2020	2020	2021	2021

Global Consumer Banking(2)
Total	$2,870	$2,503	$2,398	$2,517	$2,003	$267.9
Ratio	1.03%	0.92%	0.88%	0.89%	0.75%

Retail banking(2)
Total	$794	$918	$786	$860	$662	$125.8
Ratio	0.66%	0.75%	0.63%	0.67%	0.53%
North America(2)	$298	$440	$378	$328	$220	$50.9
Ratio	0.59%	0.84%	0.72%	0.63%	0.44%
Latin America	$140	$151	$136	$220	$164	$9.1
Ratio	1.52%	1.68%	1.48%	2.24%	1.80%
Asia (3)	$356	$327	$272	$312	$278	$65.8
Ratio	0.59%	0.53%	0.43%	0.47%	0.42%

Cards
Total(3)	$2,076	$1,585	$1,612	$1,657	$1,341	$142.1
Ratio	1.30%	1.06%	1.10%	1.08%	0.94%
North America - Citi- branded(3)	$770	$594	$624	$589	$484	$78.5
Ratio	0.87%	0.72%	0.77%	0.70%	0.62%
North America - retail services(3)	$903	$611	$610	$639	$513	$42.5
Ratio	1.85%	1.35%	1.37%	1.38%	1.21%
Latin America(3)	$132	$111	$89	$170	$115	$4.3
Ratio	2.93%	2.64%	2.07%	3.54%	2.67%
Asia (4)	$271	$269	$289	$259	$229	$16.8
Ratio	1.57%	1.60%	1.72%	1.45%	1.36%

Corporate/Other - consumer(2)	$252	$261	$198	$179	$138	$6.1
Ratio	2.90%	3.18%	2.75%	2.93%	2.42%

Total Citigroup(2)	$3,122	$2,764	$2,596	$2,696	$2,141	$274.0
Ratio	1.09%	0.99%	0.93%	0.94%	0.78%

(1)	The ratio of 30-89 days past due is calculated based on end-of-period loans, net of unearned income.
(2)	The 30-89 days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.
(3)	The decrease in loans 30-89 days past due in North America and Latin America cards beginning at June 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.
(4)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

Reclassified to conform to the current period's presentation.

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS Page 1

(In millions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20

Total Citigroup
Allowance for credit losses on loans (ACLL) at beginning of period	$12,783	$20,380	$26,298	$26,426	$24,956
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	4,201	-	-	-	-
Variable post-charge-off third-party collection costs(2)	(443)	-	-	-	-
Adjusted ACLL at beginning of period	16,541	20,380	26,298	26,426	24,956	(6%)	51%

Gross credit (losses) on loans	(2,479)	(2,528)	(2,367)	(1,889)	(2,208)	(17%)	11%
Gross recoveries on loans	420	367	448	417	460	10%	10%
Net credit (losses) / recoveries on loans (NCLs)	(2,059)	(2,161)	(1,919)	(1,472)	(1,748)	19%	(15%)
NCLs	2,059	2,161	1,919	1,472	1,748	19%	(15%)
Net reserve builds / (releases) for loans	4,094	5,195	164	(1,818)	(3,068)	(69%)	NM
Net specific reserve builds / (releases) for loans	224	634	(152)	(30)	(159)	NM	NM
Provision for credit losses on loans (PCLL)	6,377	7,990	1,931	(376)	(1,479)	NM	NM
Other, net(3)(4)(5)(6)(7)(8)	(479)	89	116	378	(91)	NM	81%
ACLL at end of period (a)	$20,380	$26,298	$26,426	$24,956	$21,638

Allowance for credit losses on unfunded lending commitments (ACLUC)(9)(10) (a)	$1,813	$1,859	$2,299	$2,655	$2,012

Provision (release) for credit losses on unfunded lending commitments	$557	$113	$424	$352	$(626)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (a)]	$22,193	$28,157	$28,725	$27,611	$23,650

Total ACLL as a percentage of total loans(11)	2.84%	3.87%	4.00%	3.73%	3.29%

Consumer
ACLL at beginning of period	$9,897	$16,929	$19,474	$19,488	$19,554
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	4,922	-	-	-	-
Variable post-charge-off third-party collection costs(2)	(443)	-	-	-	-
Adjusted ACLL at beginning of period	14,376	16,929	19,474	19,488	19,554	-	36%

NCLs	(1,932)	(1,837)	(1,594)	(1,262)	(1,562)	24%	(19%)
NCLs	1,932	1,837	1,594	1,262	1,562	24%	(19%)
Net reserve builds/ (releases) for loans	2,826	2,312	(103)	(289)	(1,795)	NM	NM
Net specific reserve builds / (releases) for loans	176	148	9	61	(121)	NM	NM
Provision for credit losses on loans (PCLL)	4,934	4,297	1,500	1,034	(354)	NM	NM
Other, net(3)(4)(5)(6)(7)(8)	(449)	85	108	294	(84)	NM	81%
ACLL at end of period (b)	$16,929	$19,474	$19,488	$19,554	$17,554

Consumer ACLUC(9) (b)	$-	$-	$-	$1	$1

Provision (release) for credit losses on unfunded lending commitments	$(1)	$-	$5	$1	$-

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (b)]	$16,929	$19,474	$19,488	$19,555	$17,555

Consumer ACLL as a percentage of total consumer loans	5.87%	6.93%	6.96%	6.77%	6.41%

Corporate
ACLL at beginning of period	$2,886	$3,451	$6,824	$6,938	$5,402
Adjustment to opening balance for CECL adoption(1)	(721)	-	-	-	-
Adjusted ACLL at beginning of period	2,165	3,451	6,824	6,938	5,402	(22%)	NM

NCLs	(127)	(324)	(325)	(210)	(186)	(11%)	46%
NCLs	127	324	325	210	186	(11%)	46%
Net reserve builds / (releases) for loans	1,268	2,883	267	(1,529)	(1,273)	17%	NM
Net specific reserve builds / (releases) for loans	48	486	(161)	(91)	(38)	58%	NM
Provision for credit losses on loans (PCLL)	1,443	3,693	431	(1,410)	(1,125)	20%	NM
Other, net(3)	(30)	4	8	84	(7)
ACLL at end of period (c)	$3,451	$6,824	$6,938	$5,402	$4,084

Corporate ACLUC(9)(10) (c)	$1,813	$1,859	$2,299	$2,654	$2,011

Provision (release) for credit losses on unfunded lending commitments	$558	$113	$419	$351	$(626)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (c)]	$5,264	$8,683	$9,237	$8,056	$6,095

Corporate ACLL as a percentage of total corporate loans(11)	0.81%	1.71%	1.82%	1.42%	1.06%

Footnotes to this table are on the following page (page 24).

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

The following footnotes relate to the table on the preceding page (page 23):

(1)

On January 1, 2020, Citi adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (CECL) (Topic 326). The ASU introduces a new credit loss methodology requiring earlier recognition of credit losses while also providing additional transparency about credit risk. On January 1, 2020, Citi recorded a $4.1 billion, or an approximate 29%, pretax increase in the Allowance for credit losses, along with a $3.1 billion after-tax decrease in Retained earnings and a deferred tax asset increase of $1.0 billion. This transition impact reflects (i) a $4.9 billion build to the Allowance for credit losses for Citi’s consumer exposures, primarily driven by the impact on credit card receivables of longer estimated tenors under the CECL lifetime expected credit loss methodology compared to shorter estimated tenors under the probable loss methodology under prior U.S. GAAP, net of recoveries; and (ii) a release of $0.8 billion of reserves related to Citi’s corporate net loan loss exposures, largely due to more precise contractual maturities that result in shorter remaining tenors, incorporation of recoveries and use of more specific historical loss data based on an increase in portfolio segmentation across industries and geographies.

Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb losses in the portfolios. The balances on page 23 do not include approximately $0.2 billion of allowance for HTM debt securities and other assets at December 31, 2020.

(2)	See footnote1 on page 1.
(3)

Includes all adjustments to the allowance for credit losses, such as changes in the allowance from acquisitions, dispositions, securitizations, foreign currency translation (FX translation), purchase accounting adjustments, etc.

(4)	1Q20 consumer includes a decrease of approximately $456 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(5)	2Q20 consumer includes an increase of approximately $86 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(6)	3Q20 consumer includes an increase of approximately $108 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(7)	4Q20 consumer includes an increase of approximately $292 million related to FX translation.
(8)	1Q21 consumer includes a decrease of approximately $84 million related to FX translation.
(9)	Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.
(10)

The June 30, 2020 corporate ACLUC includes a non-provision transfer of $68 million, representing reserves on performance guarantees as of March 31, 2020. The reserves on these contracts were reclassified out of the allowance for credit losses on unfunded lending commitments and into other liabilities as of June 30, 2020.

(11)

March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021 exclude $4.0 billion,$5.8 billion, $5.5 billion, $7.1 billion and $7.5 billion , respectively, of loans that are carried at fair value.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

COMPONENTS OF PROVISION FOR CREDIT LOSSES ON LOANS

(In millions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020(1)	2020(1)	2020(1)	2020	2021	4Q20	1Q20

Global Consumer Banking
Net credit losses	$1,934	$1,842	$1,598	$1,272	$1,580	24%	(18%)
Credit reserve build / (release)	2,811	2,299	34	(193)	(1,806)	NM	NM
North America
Net credit losses	1,490	1,448	1,182	870	950	9%	(36%)
Credit reserve build / (release)	2,371	1,839	(10)	(85)	(1,417)	NM	NM
Retail Banking
Net credit losses	37	33	31	31	26	(16%)	(30%)
Credit reserve build / (release)	178	179	(17)	(38)	(117)	NM	NM
Citi-Branded Cards
Net credit losses	781	780	647	500	551	10%	(29%)
Credit reserve build / (release)	1,287	1,310	49	(39)	(699)	NM	NM
Citi Retail Services
Net credit losses	672	635	504	339	373	10%	(44%)
Credit reserve build / (release)	906	350	(42)	(8)	(601)	NM	NM
Latin America
Net credit losses	271	205	228	162	365	NM	35%
Credit reserve build / (release)	256	209	(66)	(83)	(163)	(96%)	NM
Retail Banking
Net credit losses	127	92	90	68	168	NM	32%
Credit reserve build / (release)	118	133	(41)	(73)	(106)	(45%)	NM
Citi-Branded Cards
Net credit losses	144	113	138	94	197	NM	37%
Credit reserve build / (release)	138	76	(25)	(10)	(57)	NM	NM
Asia (2)
Net credit losses	173	189	188	240	265	10%	53%
Credit reserve build / (release)	184	251	110	(25)	(226)	NM	NM
Retail Banking
Net credit losses	66	75	69	86	80	(7%)	21%
Credit reserve build / (release)	101	76	37	(4)	(60)	NM	NM
Citi-Branded Cards
Net credit losses	107	114	119	154	185	20%	73%
Credit reserve build / (release)	83	175	73	(21)	(166)	NM	NM

Institutional Clients Group
Net credit losses	127	324	326	210	186	(11%)	46%
Credit reserve build / (release)	1,316	3,370	106	(1,620)	(1,312)	19%	NM

Corporate / Other
Net credit losses	(2)	(5)	(5)	(10)	(18)	(80%)	NM
Credit reserve build / (release)	191	160	(128)	(35)	(109)	NM	NM

Total provision for credit losses on loans	$6,377	$7,990	$1,931	$(376)	$(1,479)	NM	NM

(1)	See footnote1 on page 1.
(2)	Asia GCB includes NCLs and credit reserve builds (releases) for certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period’s presentation.

NON-ACCRUAL ASSETS

(In millions of dollars)

						1Q21 Increase/
	1Q	2Q	3Q	4Q	1Q	(Decrease) from
	2020	2020	2020	2020	2021	4Q20	1Q20
Non-accrual loans (1)
Corporate non-accrual loans by region
North America	$1,138	$2,466	$2,018	$1,928	$1,566	(19%)	38%
EMEA	720	812	720	661	591	(11%)	(18%)
Latin America	447	585	609	719	739	3%	65%
Asia	179	153	237	219	210	(4%)	17%
Total	$2,484	$4,016	$3,584	$3,527	$3,106	(12%)	25%

Consumer non-accrual loans by region(1)
North America	$926	$928	$934	$1,059	$961	(9%)	4%
Latin America	489	608	493	774	720	(7%)	47%
Asia (2)	284	293	263	308	303	(2%)	7%
Total	$1,699	$1,829	$1,690	$2,141	$1,984	(7%)	17%

Other real estate owned (OREO)(3)
Institutional Clients Group	$19	$17	$13	$11	$10	(9%)	(47%)
Global Consumer Banking	4	4	11	10	13	30%	NM
Corporate/Other	27	23	18	22	20	(9%)	(26%)
Total	$50	$44	$42	$43	$43	-	(14%)

OREO by region
North America	$35	$32	$22	$19	$14	(26%)	(60%)
EMEA	1	-	-	-	-	-	(100%)
Latin America	6	6	8	7	10	43%	67%
Asia	8	6	12	17	19	12%	NM
Total	$50	$44	$42	$43	$43	-	(14%)

Non-accrual assets (NAA)(4)
Corporate non-accrual loans	$2,484	$4,016	$3,584	$3,527	$3,106	(12%)	25%
Consumer non-accrual loans	1,699	1,829	1,690	2,141	1,984	(7%)	17%
Non-accrual loans (NAL)	4,183	5,845	5,274	5,668	5,090	(10%)	22%
OREO	50	44	42	43	43	-	(14%)
Non-Accrual Assets (NAA)	$4,233	$5,889	$5,316	$5,711	$5,133	(10%)	21%

NAL as a percentage of total loans	0.58%	0.85%	0.79%	0.84%	0.76%
NAA as a percentage of total assets	0.19%	0.26%	0.24%	0.25%	0.22%

Allowance for loan losses as a percentage of NAL	487%	450%	501%	440%	425%

(1)	Corporate loans are placed on non-accrual status based upon a review by Citigroup's risk officers. Corporate non-accrual loans may still be current on interest payments. With limited exceptions, the following practices are applied for consumer loans: consumer loans, excluding credit cards and mortgages, are placed on non-accrual status at 90 days past due, and are charged off at 120 days past due; residential mortgage loans are placed on non-accrual status at 90 days past due and written down to net realizable value at 180 days past due. Consistent with industry conventions, Citigroup generally accrues interest on credit card loans until such loans are charged off, which typically occurs at 180 days contractual delinquency. As such, the non-accrual loan disclosures do not include credit card loans. The balances above represent non-accrual loans within Consumer Loans and Corporate Loans on the Consolidated Balance Sheet.
(2)	Asia GCB includes balances for certain EMEA countries for all periods presented.
(3)	Represents the carrying value of all property acquired by foreclosure or other legal proceedings when Citigroup has taken possession of the collateral. Also includes former premises and property for use that is no longer contemplated.
(4)	There is no industry-wide definition of non-accrual assets. As such, analysis against the industry is not always comparable.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP

CET1 CAPITAL AND SUPPLEMENTARY LEVERAGE RATIOS, TANGIBLE COMMON EQUITY, BOOK VALUE PER

SHARE AND TANGIBLE BOOK VALUE PER SHARE

(In millions of dollars or shares, except per share amounts and ratios)

	March 31,	June 30,	September 30,	December 31,	March 31,
Common Equity Tier 1 Capital Ratio and Components (1)	2020(2)	2020(2)	2020(2)	2020	2021(3)
Citigroup common stockholders' equity (4)	$174,846	$173,877	$176,047	$180,118	$182,402
Add: qualifying noncontrolling interests	138	145	141	141	132
Regulatory capital adjustments and deductions:
Add:
CECL transition and 25% provision deferral (5)	4,112	5,503	5,638	5,348	4,359
Less:
Accumulated net unrealized gains (losses) on cash flow hedges, net of tax	2,020	2,094	1,859	1,593	1,037
Cumulative unrealized net gain (loss) related to changes in fair value of financial
liabilities attributable to own creditworthiness, net of tax	2,838	393	29	(1,109)	(1,172)
Intangible assets:
Goodwill, net of related deferred tax liabilities (DTLs)(6)	20,123	20,275	20,522	21,124	20,854
Identifiable intangible assets other than mortgage servicing rights
(MSRs), net of related DTLs	3,953	3,866	4,248	4,166	4,053
Defined benefit pension plan net assets	1,052	960	949	921	1,485
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit
and general business credit carry-forwards	12,257	12,315	12,061	11,638	11,691
Common Equity Tier 1 Capital (CET1)	$136,853	$139,622	$142,158	$147,274	$148,945
Risk-Weighted Assets (RWA)(5)	$1,231,323	$1,213,940	$1,219,054	$1,255,284	$1,271,211
Common Equity Tier 1 Capital ratio (CET1/RWA)	11.11%	11.50%	11.66%	11.73%	11.7%

Supplementary Leverage Ratio and Components
Common Equity Tier 1 Capital (CET1)(5)	$136,853	$139,622	$142,158	$147,274	$148,945
Additional Tier 1 Capital (AT1)(7)	17,609	17,988	18,153	19,779	21,540
Total Tier 1 Capital (T1C) (CET1 + AT1)	$154,462	$157,610	$160,311	$167,053	$170,485
Total Leverage Exposure (TLE)(5)(8)	$2,591,883	$2,374,170	$2,349,620	$2,386,881	$2,445,848
Supplementary Leverage ratio (T1C/TLE)	5.96%	6.64%	6.82%	7.00%	7.0%

Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share
Common stockholders' equity	$174,695	$173,726	$175,896	$179,962	$182,269
Less:
Goodwill	21,264	21,399	21,624	22,162	21,905
Intangible assets (other than MSRs)	4,193	4,106	4,470	4,411	4,308
Tangible common equity (TCE)	$149,238	$148,221	$149,802	$153,389	$156,056
Common shares outstanding (CSO)	2,081.8	2,081.9	2,082.0	2,082.1	2,067.0
Book value per share (common equity/CSO)	$83.92	$83.45	$84.48	$86.43	$88.18
Tangible book value per share (TCE/CSO)	$71.69	$71.20	$71.95	$73.67	$75.50

(1)	See footnote 3 on page 1.
(2)	See footnote 1 on page 1.
(3)	Preliminary.
(4)	Excludes issuance costs related to outstanding preferred stock in accordance with Federal Reserve Board regulatory reporting requirements.
(5)	See footnote 5 on page 1.
(6)	Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.
(7)	Additional Tier 1 Capital primarily includes qualifying noncumulative perpetual preferred stock and qualifying trust preferred securities.
(8)	Commencing with the second quarter of 2020, Citigroup's TLE temporarily excludes U.S. Treasuries and deposits at Federal Reserve banks. For additional information, please refer to the "Capital Resources" section of Citigroup's 2020 Form 10-K. This temporary SLR relief will expire as scheduled after March 31, 2021

Reclassified to conform to the current period's presentation.